                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-50545 of Lincoln Benefit Life Variable Annuity Account ("the Account") on Form N-4 of our report dated March 13, 2008, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company("the Company"), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the use of our report dated March 25, 2008 on the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 25, 2008